UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20283 State Road 7, Suite 40, Boca Raton, Florida 33498
(Address of principal executive offices)(Zip Code)

(561) 807-6325
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2007 the Board of Directors of H2Diesel Holdings, Inc., a Florida corporation (the “Company”), announced the appointment of Mr. John E. Mack as a director of the Company. Mr. Mack’s appointment to the Board of Directors is effective as of February 14, 2007.

Mr. Mack has over 30 years of international banking, financial business management and mergers and acquisitions experience, and has worked closely with investment bankers and external advisors with regard to the sale of international import-finance products to domestic customers. He currently serves as a Director of Incapital Holdings, LLC, a Chicago-based NASD registered broker dealer specializing in issuing fixed-income securities to retail investors, and Strategic Solutions, Inc., a majority-owned subsidiary of Bank of America Corporation responsible for purchasing and providing solutions for problem loans.

From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited of Tokyo, Japan. Prior to joining Shinsei Bank, for over twenty-five years Mr. Mack served in senior management positions at Bank of America and its predecessor companies, NationsBank and NCNB, in Charlotte, North Carolina, including twelve years as Corporate Treasurer.

Mr. Mack holds an MBA from the University of Virginia Darden Graduate Business School and received his AB degree in Economics from Davidson College in North Carolina.

In connection with his appointment as a Director, on February 14, 2007, Mr. Mack was granted options to purchase 100,000 shares of the Company’s common stock at $10.50 per share. 50,000 of these options vested immediately on the date of grant and the remaining 50,000 of these options vest on the first anniversary of the grant date, provided that Mr. Mack continues to be a director on such date. All of these options expire on February 14, 2012, unless sooner exercised. A copy of the form of Stock Option Agreement for independent directors is attached as Exhibit 10.1.

A copy of the press release announcing Mr. Mack’s appointment is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Form of Independent Director Stock Option Agreement

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H2DIESEL HOLDINGS, INC.

Dated: February 21, 2007                      By: /s/ David A. Gillespie
  Name: David A. Gillespie
    Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Independent Director Stock Option Agreement

99.1	Press Release